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                                                                  EXHIBIT 99.3

CLIFFS                                        NEWS RELEASE

DRILLING COMPANY                              DATE:    December 12, 1995
1200 SMITH STREET, SUITE 300                  CONTACT: EDWARD A. GUTHRIE
HOUSTON, TEXAS  77002                                  VICE PRESIDENT-FINANCE
                                              PHONE:   (713) 651-9426

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         Houston, Texas, (December 12, 1995) - - Cliffs Drilling Company
(NASDAQ:CLDR) today announced that the jackup rig LANGLEY has been bareboat chartered to Sedco Forex International, Inc. ("Sedco") for a five - year term for use as a mobile offshore production unit offshore Nigeria. The rig will be mobilized to Nigeria in midyear 1996 following modifications. This contract is expected to generate annual earnings of approximately $0.20 per share after taxes during the term of the charter. Sedco has an option to purchase the rig at the end of the contract.

         Cliffs Drilling Company is an international oil service and engineering company engaged in providing contract drilling services on both a turnkey and daywork basis, mobile offshore production units and well engineering and management services.




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